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                                                                      EX-99.23A7
                                                                Exhibit 23(a)(7)

                      DELAWARE GROUP EQUITY FUNDS II, INC.


                              ARTICLES OF AMENDMENT
                             To Whom It May Concern:
                            ARTICLES OF INCORPORATION


                  DELAWARE GROUP EQUITY FUNDS II, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  SECOND: The Articles of Incorporation of the Corporation, as amended and supplemented, are further amended by changing the name of the Decatur Income Fund series of shares to the Decatur Equity Income Fund series of shares and by changing the name of each of the series' classes as follows: by changing Decatur Income Fund A Class of shares of the series to the Decatur Equity Income Fund A Class of shares; by changing the name of the Decatur Income Fund B Class of shares of the series to the Decatur Equity Income Fund B Class of shares; by changing the name of the Decatur Income Fund C Class of shares of the series to the Decatur Equity Income Fund C Class of shares; and by changing the name of the Decatur Income Fund Institutional Class of shares of the series to the Decatur Equity Income Fund Institutional Class of shares; and by deleting the old names of the series and such classes from the Articles of Incorporation, as amended and supplemented to date, and inserting in lieu thereof, the new names of such series and classes as changed hereby.

                  THIRD: The Articles of Incorporation of the Corporation, as amended and supplemented, are further amended by changing the name of the Decatur Total Return Fund series of shares to the Growth and Income Fund series of shares and by changing the name of each of the series' classes as follows: by changing Decatur Total Return Fund A Class of shares of the series to the Growth and Income Fund A Class of shares; by changing the name of the Decatur Total Return Fund B Class of shares of the series to the Growth and Income Fund B Class of shares; by changing the name of the Decatur Total Return Fund C Class of shares of the series to the Growth and Income Fund C Class of shares; and by changing the name of the Decatur Total Return Fund Institutional Class of shares of the series to the Growth and Income Fund Institutional Class of shares; and by deleting the old names of the series and such classes from the Articles of Incorporation, as amended and supplemented to date, and inserting in lieu thereof, the new names of such series and classes as changed hereby.

                  FORTH: The amendments to the Articles of Incorporation of the Corporation as set forth above have been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

                  FIFTH: The amendments to the Articles of Incorporation of the Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares that are the subject of the name changes.

                  SIXTH: These Articles of Amendment shall become effective at the close of business on January 28, 1999.

                  IN WITNESS WHEREOF, DELAWARE GROUP EQUITY FUNDS II, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on this 12th day of January, 1999.


                                  DELAWARE GROUP EQUITY FUNDS II, INC.



                                  By:  /s/George M. Chamberlain, Jr.
                                       ----------------------------------
                                       George M. Chamberlain, Jr.
                                       Senior Vice President & Secretary
Attest:


/s/Michael T. Pellegrino
----------------------------
Michael T. Pellegrino
Assistant Secretary


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                  THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP
EQUITY FUNDS II, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                          /s/George M. Chamberlain, Jr.
                        ---------------------------------
                           George M. Chamberlain, Jr.
                        Senior Vice President & Secretary